UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2019 annual meeting of shareholders of ImmunoGen, Inc. held on June 20, 2019 (the “2019 Annual Meeting”), shareholders fixed the number of Directors constituting the full Board of Directors at seven.  The voting results were as follows:

For:	91,726,038
Against	1,797,920
Abstain	1,649,411
Broker Non-Votes	37,812,197

At the 2019 Annual Meeting, shareholders elected seven Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Stephen C. McCluski	92,114,710	3,058,659	37,812,197
Richard J. Wallace	91,883,648	3,289,721	37,812,197
Mark Goldberg, MD	68,875,778	26,297,591	37,812,197
Dean J. Mitchell	83,207,216	11,966,153	37,812,197
Kristine Peterson	53,851,530	41,321,839	37,812,197
Mark J. Enyedy	92,766,242	2,407,127	37,812,197
Stuart A. Arbuckle	92,457,274	2,716,095	37,812,197

At the 2019 Annual Meeting, shareholders voted, on an advisory basis, against approval of the compensation paid to our named executive officers, as described in our proxy statement (the “say-on-pay vote”) as follows:

For:	8,972,438
Against	84,438,717
Abstain	1,762,214
Broker Non-Votes	37,812,197

At the 2019 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 as follows:

For:	129,553,210
Against	1,237,073
Abstain	2,195,283
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 24, 2019	/s/ Mark J. Enyedy

Mark J. Enyedy
President and Chief Executive Officer